Exhibit 99.3

LIMITED POWER OF ATTORNEY FOR SECTION 13 FILINGS

I, the undersigned, in each case, do hereby make, constitute and appoint Shuang Wang, as my true and lawful attorney for the purposes hereinafter set forth, effective as of this 26th day of April 2018.

References in this limited power of attorney to “my Attorney” are to the person named above and to the person substituted hereunder pursuant to the power of substitution granted herein.

I hereby grant to my Attorney, for me and in my name, place and stead, the power:

1.	To execute for and on my behalf, in my capacity set forth on my respective signature block below, with respect to the ordinary shares, no par value (“Ordinary Shares”), of Deutsche Bank Aktiengesellschaft (“Deutsche Bank”), any Schedule 13D and all and any amendments thereto, in accordance with Section 13 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”); and

2.	To do and to perform any and all acts for and on my behalf that may be necessary to complete and execute any such Schedule 13D, and to timely file such schedule, form or amendment thereto with the United States Securities and Exchange Commission (the “SEC”) and any stock exchange or other similar authority with whom such schedule, form or amendment is required (by applicable law, regulation, stock exchange rule, or order from a court or tribunal with competent jurisdiction) to be filed.

I hereby grant to my Attorney full power and authority to do and to perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, hereby ratifying and confirming all that my Attorney shall lawfully do or cause to be done by virtue of this limited power of attorney and the rights and powers herein granted. I acknowledge and agree that neither my Attorney nor Deutsche Bank is assuming any of my responsibilities to comply with the Exchange Act.

This limited power of attorney shall remain in full force and effect until I am no longer required to file any Schedule 13D or amendments thereto concerning the Ordinary Shares of Deutsche Bank, unless earlier revoked by me in a signed writing delivered to my Attorney. This limited power of attorney shall be governed by, and construed in accordance with, the laws of the State of Maryland, United States of America, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Maryland. This limited power of attorney may be filed with the SEC as a confirming statement of the authority granted herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, I have hereunto set my hand to this instrument on the date first above written.

For and on behalf of
HNA Group Co. Ltd

SIGNED by:	/S/ Xiangdong TAN
Please print full name:	Xiangdong TAN
Capacity:	Director

For and on behalf of
Hainan Traffic Administration Holding Co. Ltd

SIGNED by:	/S/ Liang TANG
Please print full name:	Liang TANG
Capacity:	Director

For and on behalf of
Sheng Tang Development (Yangpu) Co. Ltd

SIGNED by:	/S/ Chao QUAN
Please print full name:	Chao QUAN
Capacity:	Director

For and on behalf of
Hainan Province Cihang Foundation

SIGNED by:	/S/ Xiangdong TAN
Please print full name:	Xiangdong TAN
Capacity:	Council Member

For and on behalf of
Hainan Cihang Charity Foundation, Inc.

SIGNED by:	/S/ Xiangdong TAN
Please print full name:	Xiangdong TAN
Capacity:	Director